EX-23.1

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8 POS of our report dated October 25, 2002, on our audit of the financial statements of Freestar
Technologies as of June 30, 2002 and for the period from May 25, 2001 (inception) to June 30, 2002.


/s/  Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
December 10, 2002